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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator has duly caused this annual report to be signed by the undersigned thereunto duly authorized.










                                 DEAN FOODS COMPANY
                                 INVESTMENT AND PROFIT SHARING PLAN




                                 By: /s/ Gerald W. Berger
                                    ----------------------------------
                                    Gerald W. Berger
                                    Member of Plan Administrative
                                    Committee for Dean Foods Company
                                    Investment and Profit Sharing Plan





Date:    6-27-1997
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